Registration No. 333-

As filed with the Securities and Exchange Commission on September 30, 2022

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Including registration of shares for resale by means of a reoffer prospectus)

Antelope Enterprise Holdings Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

c/o Jinjiang Hengda Ceramics Co., Ltd.

Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC
(Address of principal executive offices, including zip code)

Antelope Enterprise Holdings Ltd.
2022 Incentive Award Plan (the “2022 Plan”)

(Full title of the plan)

Huang Meishuang, Chief Executive Officer

c/o Jinjiang Hengda Ceramics Co., Ltd., Junbing Industrial Zone

Anhai, Jinjiang City, Fujian Province, PRC

Telephone: +86 (595) 8576 5053
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Marc E. Rivera, Esq.

ArentFox Schiff LLP
1717 K Street NW
Washington, DC 20006
Tel: (202)724-6848
Fax: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant in accordance with the requirements of Form S-8 under the Securities Act in order to register 1,000,000 Shares issuable under the Antelope Enterprise Holdings Ltd. 2022 Equity Incentive Plan (the “2022 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form F-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

*              The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2022 Plan as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

ANTELOPE ENTERPRISE HOLDINGS LTD.

1,000,000 Shares

This reoffer prospectus relates to the sale 1,000,000 shares that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on The NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares have been or will be issued pursuant to awards granted under the Antelope Enterprise Holdings Ltd. 2022 Equity Incentive Plan (the “2022 Plan”). This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on its behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

The PCAOB announced on December 16, 2021 that it had determined that it was unable to inspect or investigate completely Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 20-F for year ended December 31, 2021. On May 9, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. That provisional identification became final on May 31, 2022. The Holding Foreign Companies Accountable Act (HFCAA) states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. If the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of our shares on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024 and, as a result, Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, becomes law, such a prohibition could take effect as early as 2023.

Our shares are quoted on The NASDAQ Capital Market under the symbol “AEHL”. The last reported sale price of our shares on The NASDAQ Capital Market on September 29, 2022 was $0.92 per share.

In the prospectus, Antelope Enterprise Holdings Limited is referred to as “Antelope Enterprise.” We refer to our subsidiaries as follows: Success Winner Limited, a British Virgin Islands company and a wholly owned subsidiary, is referred to as “Success Winner,” Stand Best Creation Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Stand Best,” Jinjiang Hengda Ceramics Co., Ltd., a wholly-owned PRC subsidiary of Stands Best, is referred to as “Hengda,” Jiangxi Hengdali Ceramics Material Co., Ltd., a wholly-owned PRC subsidiary of Hengdais referred to as “Hengdali,” Antelope Enterprise (HK) Holdings Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Antelope (HK),” Antelope Holdings (Chengdu) Co., Ltd., a wholly-owned PRC subsidiary of Antelope (HK) , is referred to as “Antelope (Chengdu),” Vast Elite Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Vast Elite,” Chengdu Future Talented Management and Consulting Co., Ltd. , a wholly-owned PRC subsidiary of Vast Elite, is referred to as “Chengdu Future”. This information is provided to clarify our disclosure as it relates to the various entities in our corporate structure. Currently, we have four indirectly held subsidiaries in mainland China. Hengda and Hengdali, both of which manufacture ceramic titles; Antelope Chengdu which is engaged in computer consulting and software development; and Chengdu Future which is engaged in business management and consulting services.

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) Antelope Enterprise’s business operations are carried out inside China; and (ii) it does not maintain any variable interest entity structure or operate any data center in China. Antelope Enterprise may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither Antelope Enterprise nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and Antelope Enterprise does not intend to obtain the approval from either the CSRC in connection with any such offering, since Antelope Enterprise does not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law ("DSL"), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the People's Republic of China, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries, Hengda and Hengdali, are manufacturers of ceramic tiles and they do not operate any critical information infrastructure. Our remaining two Chinese subsidiaries, Antelope Chengdu and Antelope Futures are engaged in computer consulting and software development, and they do not operate any critical information infrastructure. As a result, we do not believe that these new legal requirements are applicable to our subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that Antelope Chengdu and Antelope Futures become operators of critical information infrastructure in the future they may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People's Republic of China (the “Anti-Monopoly Law”) prohibits "monopolistic practices," which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.”

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause Antelope Enterprises or one of our subsidiaries to make the loan. The proceeds of the loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. We have no current plans to distribute earnings. No dividends or distributions have been made during the three years preceding the date of this Prospectus. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. For further information regarding cash transfers within our organization please see our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019, and the information on segment reporting in the notes thereto, located in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022.

Investing in our shares involves risks. See "Risk Factors" on page 4 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our shares. In this prospectus, unless otherwise noted, the “Company,” “we,” “us,” “our company” and “our” refer to Antelope Enterprise Holdings Ltd. (together with its subsidiaries and affiliated entities, except as the context indicates otherwise).

Our Company

We are a Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: porcelain tiles, glazed tiles, glazed porcelain tiles, rustic tiles, and polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities, operated by Jinjiang Hengda Ceramics Co., Ltd., are located in Jinjiang, Fujian Province, and our manufacturing facilities, operated by Jiangxi Hengdali Ceramic Materials Co., Ltd., are located in Gaoan, Jiangxi Province. We have begun to execute on a corporate diversification strategy by incorporating new subsidiaries which are mainly engaged in trending technology businesses in China. These include business management and consulting including human resource restructuring and optimization, information system technology consulting services including the sales of software use rights for digital data deposit platforms and asset management systems, and an online social media platform including live streaming and e-commence platform development and consulting. Two of our new subsidiaries, Chengdu Future and Antelope Chengdu, made a modest contribution to our financial performance for the year ended December 31, 2020, and Hainan Kylin Cloud Services, Antelope Chengdu and Chengdu Future jointly made a significant contribution to our financial performance for the year ended December 31, 2021.

Chengdu Future Talented Management and Consulting Co., Ltd (“Chengdu Future”), located in Chengdu, Sichuan Province, engages in a wide range of business consultancy services. Its main focus is to provide comprehensive consulting services in the areas of enterprise management, information systems, human resource management and operations engineering. It helps enterprises to develop and implement innovative solutions to enable their growth, improve their performance and efficiency and to resolve technical pain points to ensure their financial and operational stability. Chengdu Future plans to continue to expand the scope of its services and penetrate new markets across China.

Antelope Holdings (Chengdu) Co., Ltd., (“Antelope Chengdu”), located in Chengdu, Sichuan Province, engages in management consulting services including system process consulting, project analysis, financial analysis, and software products and services. It diagnoses difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of its client companies. Its consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help its enterprise clients with customized solutions to solve complex problems. Antelope Chengdu plans to continue to expand the scope of its services and penetrate new markets across China.

Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”), headquartered in Hainan Province, is an SAAS service platform that engages in online social media platforms, including live streaming and e-commence platform development and consulting. Its online presence includes a human resources platform that matches enterprises with a wide range of freelance workers and entrepreneurs. It is a leader in online employment matching, including technical, professional and industrial supply chain job candidates, and replaces the traditional human resource structure. Its online platform also provides entrepreneurial business consulting, skills training, resources for self-employment, counseling, compensation payment system services and other financial services. The Hainan Kylin online employment platform is designed to save enterprises significant costs in recruiting and hiring and covers 32 provinces in the PRC. Hainan Kylin also operates social e-commerce platforms such as Yunji E-Commerce, Leke Unicorn, Douyin Live, KK Live, and others. It currently operates as a multi-channel network, or influencer network, that works with live streaming video platforms to make their programming, partnerships digital rights, revenue and monetization effective. It plans to expand its live streaming online platforms by developing an array of professional anchor broadcasters, as well as discover and provide amateur anchors with training services, who would provide value-added content and services. Hainin Kylin integrates hundreds of Internet, blockchain and financial institutions on to its online platforms. Its growth plans include entry into digital entertainment such as video games, computer hardware digital products and e-sports.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

About This Offering

This offering relates to the resale by the selling stockholders of up to 1,000,000 shares. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the 2022 Plan.

RISK FACTORS

Investing in our shares involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 20-F, as supplemented and updated by subsequent reports that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Additional Information Available to You.”

Risks Related to the Offering

Our shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor, which is located in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such amendments require certain SEC registrants to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. Our financial statements contained in the annual report on Form 10-K for the year ended December 31, 2021 have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm that is headquartered in Hong Kong. Centurion ZD CPA & Co., is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. However, because our auditor is based in Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval, our auditor and its audit work are not currently able to be inspected independently and fully by the PCAOB. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company, the PCAOB reported that it was unable to inspect or investigate our auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 10-K for year ended December 31, 2021 and which is located in Hong Kong. On May 9, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA That provisional identification became final on May 31, 2022.

The Company understands that if the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of the shares of common stock of the company on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result an Nasdaq may determine to delist our shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holdings Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time before our securities may be prohibited from trading or delisted to as early as 2023. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares of Common Stock in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. The Company has begun the process of interviewing independent public accounting firms that are registered with the PCAOB and that are subject to PCAOB inspection to replace Centurion ZD CPA & Co., with a view to engaging such a firm to audit its financial statements for the year ending December 31, 2023, and the Company thereby expects to regain compliance with the HFCAA.

Risks Related to Doing Business in China

The approval of the CSRC, and other compliance procedures may be required in connection with any offering we or the selling shareholders may make and, if required, we cannot predict whether we will be able to obtain such approval.

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) our business operations are carried out inside China; and (ii) we do not maintain any variable interest entity structure or operate any data center in China. We may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval from either the CSRC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. The approval of the CSRC, and other compliance procedures may be required in connection with any offering we or the selling shareholders may make and, if required, we cannot predict whether we will be able to obtain such approval.

We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Pursuant to prevailing Chinese laws and regulations, currently we believe that we are not required to obtain any approvals to offer securities to investors outside of China and we have never received any notice informing us that we are required to obtain such approvals in China. Although we are not obligated to obtain any Chinese governmental approvals with respect to offering securities in the United States under prevailing laws and regulations, we cannot predict whether we will be required to obtain approvals relating to the offering securities to investors outside of China or whether we will be able to obtain such approvals in the future. Recently, on July 6, 2021, the General Office of the CPC Central Committee and the General Office of the State Council promulgated Opinions on Lawfully and Severely Combating Illegal Securities Activities (the “Opinions”). The Opinions emphasize and require the strengthening of the supervision by the Chinese government of securities issued by entities operating in China (so-called China concept stocks) and listed on a securities exchange outside of China, which means Chinese government will take aggressive measures to address the risks relating to China concept stocks and to promote the construction of the relevant regulatory systems. Moreover, in particular, the Chinese government is preparing to amend the Special Provisions of the State Council on Offering and Listing abroad by Companies limited by Shares (the “Special Provisions”) that became effective on August 4, 1994. The Special Provisions stipulate that those China-based companies planning to offer securities and to be listed on a securities exchange outside of China must obtain approval from the Securities Committee of the State Council. However, the Special Provisions exclude non-China companies with business operations in China. In light of ongoing trend in the Chinese government to increase the regulation of China-based companies that have been listed or seek to be listed in capital markets outside of China, we may be required to obtain approvals before offering securities to investors outside of China in the future. We cannot predict whether we will be able to obtain such approval with respect to offerings of securities in the United States. We rely on offerings of our securities in the United States capital markets to fund our working capital needs. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

In light of the recent statements by the Chinese government indicating its intention to exert more oversight and control over overseas offerings of China-based companies and the proposed CAC review for certain data processing operators in China, we may adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all. We cannot guarantee that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with variable-interest entity (“VIE”) structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”). The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On July 10, 2021, the CAC publicly issued the Cybersecurity Review Measures (the “Draft Measures”) for public comments until July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures have been released for consultation purposes, there is still uncertainty regarding the final content of the Draft Measures, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement requesting additional disclosures from offshore issuers with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from the PRC authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.

On August 1, 2021, the CSRC stated that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that the securities regulators in both countries should strengthen communications on regulating China-related issuers. Our PRC legal counsel, All Bright Law Offices, has advised us that, in light of our business operations, we should not be required to undergo the CAC review for any offering that we or the selling shareholders may make. However, if the enacted version of the Draft Measures mandates clearance of cybersecurity review and other specific actions to be completed by companies aiming to offer securities outside China, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, in the event that Antelope Chengdu and Antelope Futures become operators of critical information infrastructure in the future they (and Antelope Enterprise) may be subjected to the above-described regulation.

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

Our operations are located entirely within China. The PRC government has significant influence over the China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations in China. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis, or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all times, and we may face regulatory investigation, fines and other penalties as a consequence. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our business operations in China. However, if such other adverse regulations or policies are adopted in China, our operations in China will be materially and adversely affected, which may significantly disrupt our operations and adversely affect our business.

We may be subject to anti-monopoly concerns as a result of our doing business in China.

Article 3 of Anti-Monopoly Law of the People's Republic of China (the “Anti-Monopoly Law”) prohibits "monopolistic practices," which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if it has following situation: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; or c) three operators have 75% or higher market share in a relevant market. We believe none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on an U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above.

Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

Our major business operations are conducted in the PRC and therefore regulated by the laws and regulations of the PRC. The PRC legal system is based on the written statutes and involves a unified, multilevel legislative system. The National People’s Congress (the “NPC”) and its Standing Committee exercise the state power to make laws. The NPC enacts and amends basic laws pertaining to criminal offences, civil affairs, state organs and other matters. The Standing Committee enacts and amends all laws except for basic laws that should be enacted by the NPC. When the NPC is not in session, its Standing Committee may partially supplement and revise laws enacted by the NPC, provided that the changes do not contravene the laws’ basic principles. Generally, the PRC laws will go through specific legislative procedures before being promulgated. The legislative authority may propose a bill and then the bill shall be deliberated three times before being voted. However, administrative regulations are formulated by the State Council which reports them to the NPC. The administration regulations are often promulgated with little advance notice, which results in a lack of predictability, and substantial uncertainty. Moreover, the uncertainties may fundamentally impact the development of one or more specific industries and in extreme cases result in the termination of certain businesses. For example, the Opinions on Further Easing the Burden of Excessive Homework and After-School Tutoring for Students Undergoing Compulsory Education, known as “double reduction” education policy, was promulgated by General Office of the CPC Central Committee and General Office of the State Council on July 24, 2021. The “double reduction” education policy comes into effective immediately and has posed a significant impact on the education and training industries, as well as those China-based companies listed in the United States. The resulting unpredictable could materially and adversely affects the market value and the operation of the businesses affected.

Furthermore, the PRC administrative authorities and courts have the power to interpret and implement or enforce statutory rules and contractual terms at their reasonable discretion which makes the business environment much more complicated and unpredictable. It is difficult to predict the outcome of the administrative and court proceedings. The uncertainties may affect our assessments of the relevance of legal requirements, and our business decisions. Such uncertainties may result in substantial operating expenses and costs. Should there were any investigations, arbitrations or litigation with respect to our alleged non-compliance with statutory rules and contractual terms, the management team could be distracted from our primary business considerations, and therefore such a circumstance could materially and adversely affect our business and results of operations. We cannot predict future developments relating to the laws, regulations and rules in the PRC. We may be required to procure additional permits, authorizations and approvals for our operations, which we may not be able to obtain. Our failure to obtain such permits, authorizations and approvals may materially and adversely affect our business, financial condition and the results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 1,000,000 shares. These shares have been or will be granted to the selling stockholders under the 2022 Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholders are not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares listed in the table below, no estimate can be given as to the amount of those shares covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. As of September 20, 2022, the Company had 6,121,583 shares outstanding.

Selling Stockholder/Office Held	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Huang Meishuang, Chief Executive Officer	13,750	*	*	*
Hen Man Edmund, Chief Financial Officer	-	*	*	*

*       Under the terms of the 2022 Plan, subject to the total number of shares authorized under the Plan, the Company intends to effect equity grants to (i) Huang Meishuang, the Company’s CEO, $54,000 per calendar quarter for the two calendar quarters in 2022 ending September 30, 2022 and December 31, 2022; and $57,000 per calendar quarter in 2023 from January 1, 2023 to December 31, 2023, (ii) to Hen Man Edmund, the Company’s CFO, issuable monthly, in the amount of shares equal to the $7,500 equivalent, and (iii) The number of shares so issuable will be determined by dividing the issuance dollar amount by the closing per share price of the Company’s shares as reported on the NASDAQ Stock Market on the last trading day of each respective applicable issuance period.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, the selling stockholders have no agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares of shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above. If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 of the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the shares. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, during such times as selling stockholders may be deemed to be engaged in a distribution of the shares, and therefore be considered to be an underwriter, the selling stockholders must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our shares;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the shares. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

CASH TRANSFERS WITHIN OUR ORGANIZATION

During each of the fiscal years ended December 31, 2019, 2020 and 2021, as well as during the period from January 1, 2022 through May 31, 2022, the only transfer of assets among Antelope Enterprise and its subsidiaries have consisted of cash. During that same period, there have been no distributions, dividends or loans extended by any of our direct or indirectly held subsidiaries to Antelope Enterprises. During that same period Antelope Enterprise has not declared any dividends or made any distributions to its shareholders.

Antelope Enterprise routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan.

Antelope Enterprise is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China. Antelope Enterprise relies on dividends paid by our Hong Kong and Chinese subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to Antelope Enterprise by our Chinese subsidiaries is effected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprise. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. The Authority dealing with foreign exchange in China is the State Administration of Foreign Exchange (SAFE) and its local branches. A Chinese subsidiary owned by a foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply to repatriate dividends to foreign shareholders, they must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

The cash transfers within the organization during the above-referenced periods were as follows:

For The Period From January 1, 2022 through May 31, 2022

Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Success Winner Limited	Antelope Enterprise Holdings Limited	2,342,235	350,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,692,100	1,000,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Future (Yangpu) Investment Co., Ltd	1,300,000	194,259	Capital injection to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,290,000	192,764	Capital injection to direct subsidiary	Cash
Antelope Ruicheng Investment (Hainan) Co., Ltd	Hainan Kylin Cloud Services Technology Co., Ltd	1,275,000	190,523	Capital injection to direct subsidiary	Cash

For The Year 2021

Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise Holdings Limited	Success Winner Limited	22,516,296	3,480,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	8,475,962	1,310,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	4,852,650	750,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,664,306	1,030,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	4,852,650	750,000	Capital injection to direct subsidiary	Cash
Vast Elite Limited	Chengdu Future Talented Management and Consulting Co., Ltd	3,235,100	500,000	Capital contribution to direct subsidiary	Cash
Jiangxi Hengdali Ceramics Materials Co., Ltd	Jinjiang Hengda Ceramics Co, Ltd	7,000,000	1,081,883	Loan repayment to direct holding company	Cash

For the year 2020

Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Success Winner Limited	7,028,476	1,018,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	10,013,161	1,450,300	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	3,455,552	500,500	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	3,935,394	570,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Success Winner Limited	3,452,100	500,000	Return excessed working capital to direct holding company	Cash
Vast Elite Limited	Chengdu Future Talented Management and consulting Co., Ltd	696,752	100,917	Capital contribution to direct subsidiary	Cash

For the year 2019

Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Stand Best Creation Limited	7,919,743	1,146,443	Working capital loan to subsidiary	Cash
Stand Best Creation Limited	Success Winner Limited	3,476,371	503,231	Working capital loan to direct holding company	Cash
Success Winner Limited	Vast Elite Limited	2,764,622	400,200	Working capital loan to direct subsidiary	Cash

The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. For further information regarding cash transfers within our organization please see our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019, and the information on segment reporting in the notes thereto, located in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022.

LEGAL MATTERS

The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA & Co., our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

Antelope Enterprise Holdings Ltd. (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission’s Web site is “http://www.sec.gov”. The following documents are incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Commission on May 2, 2022;
•	The GAAP financial information contained in Exhibit 99.1 of the Company’s Current Reports on Form 6-K furnished to the Commission on September 29, 2022,
•	The Company’s Current Reports on Form 6-K furnished to the Commission on June 24, July 20, July 26, September 14, September 20, September 26 and September 29, 2022 (two filings), respectively; and
•	The description of the Company’s Shares contained in Item 1 of the registration statement on Form 8-A12B (File No. 001-34944) filed with the Commission on November 11, 2010.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, reports on Form 6-K furnished by the Company to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

British Virgin Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. The Company’s Memorandum and Articles of Association provides for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default to the extent permitted under BVI law. Indemnification is only available to a person who acted in good faith and in what that person believed to be in the Company’s best interests. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual reports and other information with the SEC. You can inspect and copy the Registration Statement as well as other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

Antelope Enterprise Holdings Ltd. (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission’s Web site is “http://www.sec.gov”. The following documents are incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Commission on May 2, 2022;
•	The GAAP financial information contained in Exhibit 99.1 of the Company’s Current Reports on Form 6-K furnished to the Commission on September 29, 2022,
•	The Company’s Current Reports on Form 6-K furnished to the Commission on June 24, July 20, July 26, September 14, September 20, September 26 and September 29 (two filings), 2022, respectively; and
•	The description of the Company’s Shares contained in Item 1 of the registration statement on Form 8-A12B (File No. 001-34944) filed with the Commission on November 11, 2010.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, reports on Form 6-K furnished by the Company to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                  Description of Securities.

Not applicable.

Item 5.                  Interests of Named Experts and Counsel.

None.

Item 6.                  Indemnification of Directors and Officers.

British Virgin Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. The Company’s Memorandum and Articles of Association provides for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default to the extent permitted under BVI law. Indemnification is only available to a person who acted in good faith and in what that person believed to be in the Company’s best interests. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.                  Exemption from Registration Claimed.

Not applicable.

Item 8.                  Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9.                  Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinjiang, Fujian Province, PRC on September 30, 2022.

ANTELOPE ENTERPRISE HOLDINGS LTD.

Date:September 30, 2022	By:	/s/ Huang Meishuang
Huang Meishuang Chief Executive Officer
(Principal Executive Officer)

Date: September 30, 2022	By:	/s/ Hen Man Edmund
Hen Man Edmund
Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hen Man Edmund, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 30, 2022	By:	/s/ Huang Meishuang
Huang Meishuang, Director

Date: September 30, 2022	By:	/s/ Roy Tan Choon Kang
Roy Tan Choon Kang, Director

Date: September 30, 2022	By:	/s/ Song Chungen
Sing Chungen, Director

Date: September 30, 2022	By:	/s/ Alex Ng Man Shek
Alex Ng Man Shek, Director

Date: September 30, 2022	By:	/s/ Shen Cheng Liang
Shen Cheng Liang, Director

EXHIBIT INDEX

Exhibit	Description

4.1	Antelope Enterprise Holdings Ltd. 2022 Equity Incentive Plan.*
4.2	Specimen share certificate (1)
5.1	Opinion of Harney Westwood & Riegels.*
23.1	Consent of Centurion ZD CPA & Co.*
24.1	Power of Attorney (included on signature page hereof).
107	Calculation of Filing Fees Table

*Filed or furnished herewith.

(1) Incorporated by reference to exhibits of the same number filed with China Holdings Acquisition Corp.’s Registration Statement on Form F-1 or amendments thereto (File No. 333-145085).